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                                                                    EXHIBIT 24.3



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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Medical Device Technologies, Inc.
San Diego, California


          We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated January 29, 1996, except for Notes 4 and 15 which are as of April 1, 1996, relating to the consolidated financial statements of Medical Device Technologies, Inc. which is contained in that Prospectus. Our report contains an explanatory paragraph regarding uncertainties as to the Company's ability to continue as a going concern.

          We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                                BDO SEIDMAN, LLP


Los Angeles, California
May 1, 1996